SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2008

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

86 North Main Street, Porterville, CA 93257

(Address of principal executive offices) (Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 REGULATION FD DISCLOSURE

James C. Holly, President and Chief Executive Officer of Sierra Bancorp, will participate in a panel discussion at the Sandler O’Neill West Coast Financial Services Conference in San Francisco, California on Tuesday, March 11, 2008. Mr. Holly will be part of the Central Valley (Southern) Banks Panel, commencing at 11:15 a.m. Pacific Standard Time and lasting for approximately one hour. Attendance at the conference in person is by invitation only. However, a simultaneous webcast will be made available at www.sandleroneill.com by selecting the “Conferences” tab and then “View Webcast” under the “West Coast Financial Services Conference” heading. User registration is required. An archived webcast will be accessible for 60 days after the event beginning March 12, 2008. The conference will also be available via audio conference at 800-659-2032, with a required passcode of “Session 2”.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: March 4, 2008

	By:	/s/ Kenneth R. Taylor
Kenneth R. Taylor Executive Vice President & Chief Financial Officer